Exhibit (a)(2)


                       ARTICLES OF AMENDMENT SUPPLEMENTARY
                         TO ARTICLES OF INCORPORATION OF
                              ACCESSOR FUNDS, INC.

         Pursuant to Sections 2-105(c), 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, Accessor Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on June 10, 1991, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

         FIRST: As provided in Article IV, Section I of the Corporation's Articles of Incorporation, the Corporation currently has authority to issue 8,000,000,000 shares of stock, par value $.001 per share, having an aggregate par value of $8,000,000, classified into the following series:

                                                       Number of Authorized
                                  Series               Shares

          Equity Market Fund                                       0
          Growth Fund                                  1,000,000,000
          Value Fund                                   1,000,000,000
          Small to Mid Cap Fund                        1,000,000,000
          International Equity Fund                    1,000,000,000
          Intermediate Fixed-Income Fund               1,000,000,000
          Short-Intermediate Fixed-Income Fund         1,000,000,000
          Mortgage Securities Fund                     1,000,000,000
          U.S. Government Money Fund                   1,000,000,000
          International Fixed-Income Fund                          0
          Municipal Intermediate Fixed-Income Fund                 0

         SECOND: The Corporation's board of directors unanimously agreed by resolution adopted on February 4, 2000, to amend Article IV, Section 1 of the Articles of Incorporation to read as follows:

         The total number of shares of capital stock that the Corporation has authority to issue is 9,000,000,000 shares with a par value of $.001 per share, having an aggregate par value of $9,000,000. The capital stock is classified into nine series, which are designated as follows:


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                                                       Number of Authorized
                                  Series               Shares

          Growth Fund                                  1,000,000,000
          Value Fund                                   1,000,000,000
          Small to Mid Cap Fund                        1,000,000,000
          International Equity Fund                    1,000,000,000
          Intermediate Fixed-Income Fund               1,000,000,000
          Short-Intermediate Fixed-Income Fund         1,000,000,000
          High Yield Bond Fund                         1,000,000,000
          Mortgage Securities Fund                     1,000,000,000
          U.S. Government Money Fund                   1,000,000,000

         THIRD: The amendments contained herein were approved by a majority of the Board, and are limited to changes permitted by Section 2-105(c) and 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been decreased by the Board in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: ____________, 2000                   ACCESSOR FUNDS, INC.

                                            By:    _________________________
                                            Name:    J. Anthony Whatley, III
                                            Title:   President

                                            Attest:_________________________
                                            Name:    Christine J. Stansbery
                                            Title:   Secretary
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